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                                                                    EXHIBIT 99.1

         SYMYX TECHNOLOGIES REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

SANTA CLARA, CALIFORNIA, APRIL 23, 2003 - Symyx Technologies, Inc. (Nasdaq:
SMMX) today reported financial results for the first quarter ended March 31, 2003.

Revenue for the quarter was $14.9 million compared with $14.5 million for the same quarter 2002. First quarter 2003 revenue included $8.6 million in service revenues from Industry Collaborations, $5.0 million in product sales from the shipment of Discovery Tools(R) to Merck & Co., Inc. and to North Dakota State University, and $1.3 million in licenses and royalties from the license of intellectual property. Symyx added new customers during the quarter with the signing of agreements with BP p.l.c. and Univation Technologies, LLC, and expanded our relationship with Merck with the signing of additional agreements for the development, purchase and license of a Discovery Tools Process Optimization Workflow.

First quarter 2003 diluted earnings per share were $0.02, the same as for the first quarter 2002.

Total expenses for the quarter were $14.3 million, equal to $14.3 million in total expenses for the first quarter 2002. Research and development expenses were $9.4 million, less than the $10.2 million in research and development expense for the first quarter 2002. This decrease was primarily due to reductions in research staffing, supplies and outside services. Cost of products sold for the first quarter 2003 was $1.1 million compared with $645,000 in the first quarter 2002, reflecting the differing product mix delivered during the respective periods.

Symyx ended the first quarter 2003 with $127.0 million in cash, cash equivalents and available-for-sale securities compared to $118.0 million at December 31, 2002. This increase was generated largely through positive cash flow from operating activities, including a $4.2 million reduction in accounts receivable.

Symyx currently has 24 discovered materials that have been commercialized or are in development, including one commercialized material, 12 development candidates and 11 emerging development candidates. A polymer previously commercialized by Prolinx was removed from this list as a result of Prolinx ceasing operations during the quarter. Symyx' intellectual property portfolio has grown to include more than 100 issued patents and more than 400 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.

2003 FINANCIAL OUTLOOK

Symyx continues to forecast total year revenues of $75-85 million with operating income of at least $9 million. The Company also expects to generate earnings per diluted share of $0.20-$0.25 and to generate positive cash flows from operating activities for the year.

CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, senior vice president and chief financial officer, will host a conference call at 11:00 a.m. EDT, 8:00 a.m. PDT, on Wednesday, April 23, to discuss Symyx' financial results for the first quarter of 2003. A question and answer session will follow immediately. The dial-in number for domestic callers is 800/374-0283, and for international callers is 706/634-5895, reservation number 9451807. A replay of the conference call will be available from 11:00 a.m. PDT on April 23 until 8:59 p.m. PDT April 30. To access the replay, the domestic dial-in number is 800/642-1687, and the international dial-in number is 706/645-9291, reservation number 9451807. The replay will also be available at http://www.symyx.com on the Current Press Release page under the Investor section. The conference call and replay are open to all interested parties.


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Symyx develops and applies high-speed combinatorial technologies to the discovery of materials for life science, chemical and electronics applications. Symyx provides research services through its Industry Collaborations business, licenses discovered materials and patents through its Licensing business, and sells select instruments and software through its Discovery Tools(R) business. Approximately 25 leading life science, chemical and electronic companies are among Symyx' base of worldwide partners, customers, and licensees. Symyx currently has over 100 issued patents and more than 400 patent applications pending worldwide. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com. "Symyx", the logo, "Discovery Tools," "Library Studio," "Endeavor," and "PPR" are registered trademarks and servicemarks of Symyx Technologies, Inc.

Certain statements in this press release are forward-looking and involve risks and uncertainties. These may be identified by the use of forward-looking words or phrases such as "believe", "expect", "intend", "anticipate", "should", "planned", "forecast", "estimated", and "potential", among others. These forward-looking statements are based on Symyx Technologies' current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Symyx Technologies notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Symyx Technologies businesses include but are not limited to (1) market acceptance of Symyx' products and services;
(2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to successfully commercialize products; (4) uncertainties of patent protection and litigation; (5) future growth strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters;
(9) and other factors that might be described from time to time in Symyx Technologies' filings with the Securities and Exchange Commission, including our Form 10-K annual report for fiscal year 2002.

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FOR MORE INFORMATION:
Jeryl L. Hilleman
Senior Vice President, Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
jhilleman@symyx.com


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                            SYMYX TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                                         Three Months Ended
                                                                ------------------------------------
                                                                March 31, 2003        March 31, 2002
                                                                --------------        --------------
Revenues:
  Service revenue                                                   $ 8,612               $ 8,700
  Product sales                                                       4,993                 5,601
  Royalties and license fees                                          1,254                   211
                                                                    -------               -------
     Total revenues                                                  14,859                14,512
Operating expenses:
  Cost of products sold                                               1,078                   645
  Research and development                                            9,380                10,231
  Sales, general and administrative                                   3,792                 3,461
                                                                    -------               -------
     Total operating expenses                                        14,250                14,337
                                                                    -------               -------
Income from operations                                                  609                   175
Interest income (expense), net                                          580                 1,019
                                                                    -------               -------
Income before income tax expense                                      1,189                 1,194
Income tax expense                                                      476                   585
                                                                    -------               -------
Net income                                                          $   713               $   609
                                                                    =======               =======
Basic net income per share                                          $  0.02               $  0.02
                                                                    =======               =======
Shares used in computing basic net income per share                  30,925                30,406
                                                                    =======               =======
Diluted net income per share                                        $  0.02               $  0.02
                                                                    =======               =======
Shares used in computing diluted net income per share                31,614                31,820
                                                                    =======               =======

                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (in thousands)

                                                          March 31, 2003        December 31, 2002
                                                          --------------        -----------------
                                                            (unaudited)              (note)
Cash, cash equivalents & marketable securities               $126,980               $118,020
Working capital                                               120,045                117,904
Property & equipment, net                                      23,114                 24,196
Total assets                                                  161,441                157,368
Current liabilities                                            14,787                 11,885
Stockholders' equity                                          146,654                145,483

NOTE: The balance sheet information at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


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